UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2004

Finlay Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25716	13-3492802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Fifth Avenue, New York, New York		10017
(Address of principal executive offices)		(zip code)

Registrant’s Telephone Number, including Area Code:  (212) 808-2800

N/A

(Former name or former address, if changed since last report)

Item 5.                    Other Events and Required FD Disclosure

On May 21, 2004, Finlay Enterprises, Inc. (the “Company”) announced its wholly-owned subsidiary Finlay Fine Jewelry Corporation (“Finlay Jewelry”) had commenced an offer to sell $200 million of senior unsecured notes due 2012. The notes are being offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and outside the United States pursuant to Regulation S under the Securities Act.

 The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) — (b)	Not applicable.

(c)	Exhibits.

The following exhibit is furnished with this Form 8-K:

	99.1	Finlay Enterprises, Inc. press release dated May 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.
(Registrant)

Dated: May 21, 2004	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick
Senior Vice President, Treasurer
and Chief Financial Officer